Exhibit 99.1

Press Release

For further information:

Harry W. Wilcox, III

EXACT Sciences    Corporation

P: (508) 683-1275

E: hwilcox@exactsciences.com

EXACT SCIENCES ANNOUNCES THIRD QUARTER 2005 RESULTS

MARLBOROUGH, Mass. – (October 24, 2005) – EXACT Sciences Corporation (NASDAQ: EXAS) today announced its financial results for the third quarter ended September 30, 2005.

For the quarter ended September 30, 2005, revenues totaled $1.2 million versus revenues of $1.3 million for the quarter ended September 30, 2004.  These revenues mainly reflect the amortization of up-front license fee payments from Laboratory Corporation of America® Holdings (LabCorp®) and, to a lesser extent, royalties on LabCorp’s sales of PreGen-Plus™ (LabCorp’s colon cancer screening testing service), and sales of Effipure™ units to LabCorp.

Net loss for the quarter ended September 30, 2005 totaled $3.3 million, or $0.13 per share, compared to a net loss of $4.4 million, or $0.17 per share, for the same quarter last year.  The reduction in the net loss for the period was primarily the result of decreases of $0.6 million in research and development expenses and $0.3 million in sales and marketing expenses during the quarter ended September 30, 2005 as compared to the same quarter of the prior year.

During the quarter, 954 PreGen-Plus tests were accessioned by LabCorp.  As of September 30, 2005, EXACT Sciences had approximately $37.2 million in cash, cash equivalents and short-term investments.

The following third quarter highlights will also be among the topics discussed on the Company’s conference call on October 25, 2005 at 8:30 a.m EDT:

•                  Acceptance of four abstracts for inclusion at the upcoming American College of Gastroenterology meeting scheduled for October 28 - November 2, 2005;

•                  Publication of DNA stabilization paper demonstrating the relationship between proper sample management techniques and optimal test performance;

•                  Ongoing stool-based study of advanced marker panel for detection of colorectal cancer;

•                  The benefits that can be realized through the use of PreGen-Plus as part of employee wellness programs by self insured employers and

•                  The Company’s pursuit of inclusion of PreGen-Plus in colorectal cancer screening guidelines.

Third Quarter 2005 Conference Call

EXACT Sciences will host a conference call for its third quarter 2005 financial and operating results and corporate developments on Tuesday, October 25, 2005 at 8:30 a.m. EDT.  A live webcast of the conference call can be accessed at EXACT Sciences’ web site, www.exactsciences.com, through the Investor Relations link.  The conference call and the webcast are open to all interested parties.  An archived version of the webcast will be available at www.exactsciences.com, through the Investor Relations link, for one month.  A replay of the conference call also will be available for 48 hours, beginning two hours after the completion of the live call.

Information for the call is as follows:

Domestic callers:  800-659-1942

International callers:  617-614-2710

Participant Passcode:  78444014

The conference call replay information is as follows:

Domestic callers:  888-286-8010

International callers:  617-801-6888

Participant Passcode:  76733797

About EXACT Sciences Corporation

EXACT Sciences Corporation uses applied genomics to develop effective, patient-friendly screening technologies for use in the detection of cancer.  Certain of its technologies are currently being offered in a commercial testing service, “PreGen-Plus(TM),” developed by Laboratory Corporation of America Holdings (LabCorp).  PreGen-Plus is used for screening for colorectal cancer in the average-risk population.  Colorectal cancer, which is the most deadly cancer among non-smokers, is generally curable if detected early.  Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high.  EXACT Sciences believes its genomics-based technologies will help enable detection of colorectal cancer so that more people can be effectively treated.  Founded in 1995, EXACT Sciences is based in Marlborough, Mass.  Detailed information on EXACT Sciences and PreGen-Plus can be found on the World Wide Web at www.exactsciences.com and www.pregenplus.com.

Certain statements made in this press release that are not based on historical information are express or implied forward-looking statements relating to, among other things, EXACT Sciences’ expectations concerning, among other things, its business outlook and business momentum.  These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond EXACT Sciences’ control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements.  In particular, the risks and uncertainties include, among other things, the ability of EXACT Sciences to become profitable; the success of its strategic relationship with LabCorp; its ability to license certain technologies or obtain raw materials for its technologies; the ability to convince Medicare and other third-party payors to provide adequate reimbursement for EXACT Sciences’ products and services; the inclusion of PreGen-Plus in cancer screening guidelines; the ability to increase the performance of the PreGen-Plus test; its and LabCorp’s ability to comply with federal and state statutes and regulations, including FDA requirements; the possibility that other companies will develop and market novel or improved methods for detecting colorectal cancer; and the ability to raise additional capital on acceptable terms.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  EXACT Sciences undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.  For additional disclosure regarding these and other risks faced by EXACT Sciences, see the disclosure contained in EXACT Sciences’ public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K and subsequent SEC filings.

(tables follow)

EXACT SCIENCES CORPORATION

Selected Unaudited Financial Information

Statements of Operation Data

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands, except per share data	2005	2004	2005	2004
Revenue:
Product royalty fees	$51	$41	$165	$98
License fees	1,111	1,128	2,737	3,385
Product	33	92	163	177
	1,195	1,261	3,065	3,660
Gross profit (loss):
Product royalty fees	49	39	156	92
License fees	1,111	1,128	2,737	3,385
Product	(297)	(129)	(340)	(132)
	863	1,038	2,553	3,345

Operating Expenses:
Research and development	1,937	2,518	6,093	8,292
Sales and marketing	1,191	1,540	4,409	4,260
General and administrative	1,395	1,406	3,773	4,833
Restructuring	—	—	626	—
Stock-based compensation	(81)	154	274	400
	4,442	5,618	15,175	17,785

Loss from operations	(3,579)	(4,580)	(12,622)	(14,440)

Interest income	290	177	797	467

Net loss	$(3,289)	$(4,403)	$(11,825)	$(13,973)

Net loss per share - basic and diluted	$(0.13)	$(0.17)	$(0.45)	$(0.56)

Weighted average common shares Outstanding - basic and diluted	26,291	26,138	26,248	25,056

EXACT SCIENCES CORPORATION

Condensed Unaudited Balance Sheet Data

(In thousands)

	September 30,	December 31,
	2005	2004
Assets
Cash and cash equivalents	$17,124	$13,092
Short-term investments	20,101	37,188
Prepaid expenses and other current assets	1,216	1,835
Property and equipment, net	1,290	1,954
Patent costs, net and other assets	1,614	2,042
Total assets	$41,345	$56,111

Liabilities and stockholders’ equity
Total current liabilities	6,083	6,858
Deferred licensing fees, less current portion	7,998	11,270
Total stockholders’ equity	27,264	37,983
Total liabilities and stockholders’ equity	$41,345	$56,111

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and the Company’s subsequent Forms 10-Q.

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